Exhibit 3.1

COMPANY LIMITED BY SHARES INCORPORATED

UNDER THE COMPANIES ACT 2006

MEMORANDUM OF ASSOCIATION

OF

NIELSEN HOLDINGS LIMITED

Each subscriber to this memorandum of association wishes to form a company under the Companies Act 2006 and agrees to become a member of the Company and to take at least one share.

Name of each subscriber	Authentication by each subscriber

NIELSEN N.V.

Dated:

04/02/2015

C L I F F O R D	CLIFFORD CHANCE LLP

C H A N C E

Company No. 9422989

INCORPORATED UNDER THE COMPANIES ACT 2006

THE COMPANIES ACT 2006

PRIVATE COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

Of

NIELSEN HOLDINGS LIMITED

INCORPORATED ON

4 FEBRUARY 2015

41.	Procedure for Declaring Dividends	21
42.	Calculation of Dividends	22
43.	Payment of Dividends and Other Distributions	22
44.	No Interest on Distributions	23
45.	Unclaimed Distributions	23
46.	Non Cash Distributions	23
47.	Waiver of Distributions	24
48.	Authority to Capitalise and Appropriation of Capitalised Sums	24
49.	Convening of General Meetings	25
50.	Length of Notice	25
51.	Form of Notice	25
52.	Entitlement to Receive Notice	25
53.	Omission to Send Notice	26
54.	Attendance, Speaking and Voting at General Meetings	26
55.	Quorum for General Meetings	26
56.	Chairing General Meetings	27
57.	Attendance and Speaking by Directors and Non Members	27
58.	Adjournment	27
59.	Voting	28
60.	Errors and Disputes	29
61.	Chairman’s Declaration	29
62.	Demanding a Poll	29
63.	Procedure on a Poll	30
64.	Appointment of Proxy	30
65.	Content of Proxy Notices	31
66.	Delivery of Proxy Notices	31
67.	Corporate Representatives	32
68.	Termination of Authority	32
69.	Amendments to Resolutions	32
70.	Resolutions in Writing	33
71.	Communications by and to the Company	33
72.	Company Secretary	34
73.	Company Seal	34
74.	Records of Decisions to be Kept	35
75.	No Right to Inspect Accounts and Other Records	35
76.	Provision for Employees on Cessation of Business	35
77.	Winding Up of the Company	35
78.	Indemnity of Officers and Funding Directors’ Defence Costs	36
79.	Power to Purchase Insurance	37

C L I F F O R D	CLIFFORD CHANCE LLP

C H A N C E

Company No. 9422989

INCORPORATED UNDER THE COMPANIES ACT 2006

THE COMPANIES ACT 2006

PRIVATE COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

Of

NIELSEN HOLDINGS LIMITED

INTERPRETATION AND LIMITATION OF LIABILITY

1.	INTERPRETATION

1.1	In the articles, unless the context otherwise requires:

“Act” means the Companies Act 2006;

“adoption date” means the date of incorporation of the Company;

“alternate director” has the meaning given to it in article 24.1;

“appointor” has the meaning given to it in article 24.1;

“articles” means the Company’s articles of association;

“bankruptcy” includes individual insolvency proceedings in a jurisdiction other than England and Wales or Northern Ireland which have an effect similar to that of bankruptcy;

“business day” means a day other than a Saturday, Sunday or public holiday in England and Wales;

“capitalised sum” has the meaning given to it in article 48.1;

“certificate” means a paper certificate evidencing a person’s title to specified shares or other securities;

“chairman” has the meaning given to it in article 11.2;

“chairman of the meeting” has the meaning given to it in article 56.3;

“clear days” means, in relation to a period of notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

“corporate representative” has the meaning given to it in article 67;

“distribution recipient” has the meaning given to it in article 43.2;

“document” includes, unless otherwise specified, any document sent or supplied in electronic form;

“fully paid” means, in relation to a share, that the nominal value and any premium to be paid to the Company in respect of that share have been paid to the Company;

“group company” means a subsidiary undertaking or parent undertaking of the Company, or a subsidiary undertaking of any parent undertaking of the Company;

“holder” means, in relation to a share, the person whose name is entered in the register of members of the Company as the holder of that share;

“instrument” means a document in hard copy form;

“in writing” means the representation of words, symbols or other information in a visible form by any method or combination of methods, whether sent or supplied in electronic form or otherwise;

“Model Articles” means the model articles for private companies limited by shares contained in Schedule 1 of the Companies (Model Articles) Regulations 2008 (SI 2008/3229) as amended prior to the date on which the Company was incorporated;

“paid” means paid or credited as paid;

“participate”, in relation to a directors’ meeting, has the meaning given to it in article 9.1;

“persons entitled” has the meaning given to it in article 48.1;

“proxy notice” has the meaning given to it in article 65.1;

“proxy notification address” has the meaning given to it in article 66.1;

“qualifying person” means an individual who is a member of the Company, a person authorised under section 323 of the Act to act as the corporate representative of a member of the Company in relation to the relevant meeting or a person appointed as a proxy of a member of the Company in relation to the relevant meeting;

“senior holder” has the meaning given to it in article 43.2.2;

“shares” means shares in the Company;

“subsidiary undertaking” or “parent undertaking” is to be construed in accordance with section 1162 (and Schedule 7) of the Act which for the purposes of this definition shall be treated as including any person the shares or ownership interests in which are subject to security and where the legal title to the shares or ownership interests so secured are registered in the name of the secured party or its nominee pursuant to such security;

“transmittee” means a person entitled to a share by reason of the death or bankruptcy of a member or otherwise by operation of law; and

“United Kingdom” means Great Britain and Northern Ireland.

1.2	Unless the context otherwise requires, words or expressions contained in the articles bear the same meaning as in the Act as in force on the adoption date.

1.3	Where an ordinary resolution of the Company is expressed to be required for any purpose, a special resolution is also effective for that purpose.

1.4	References to any statutory provision or statute include all modifications thereto and all re-enactments (with or without modification) thereof and all subordinate legislation made thereunder in each case for the time being in force, unless expressly stated otherwise. This article 1.4 does not affect the interpretation of article 1.2.

1.5	A member is “present” at a meeting if the member (being an individual) attends (otherwise than by his duly appointed proxy) or if the member (being a corporation) attends by its duly authorised corporate representative or if the member attends by his duly appointed proxy.

1.6	The ejusdem generis principle of construction shall not apply. Accordingly, general words shall not be given a restrictive meaning by reason of their being preceded or followed by words indicating a particular class of acts, matters or things or by examples falling within the general words.

1.7	The headings in the articles do not affect their interpretation or construction.

1.8	In the articles, words importing one gender shall include each gender and a reference to a “spouse” shall include a reference to a civil partner under the Civil Partnership Act 2004.

1.9	No regulations or model articles contained in any statute or subordinate legislation, including those contained in the Model Articles, apply as the articles of association of the Company.

2.	PRIVATE COMPANY STATUS AND LIABILITY OF MEMBERS

2.1	The Company is a private company limited by shares and accordingly any offer to the public to subscribe for any shares or debentures of the Company is prohibited.

2.2	The liability of the members is limited to the amount, if any, unpaid on the shares held by them.

DIRECTORS’ POWERS AND RESPONSIBILITIES

3.	DIRECTORS’ GENERAL AUTHORITY

Subject to the Act and the articles, the directors are responsible for the management of the Company’s business, for which purpose they may exercise all the powers of the Company.

4.	MEMBERS’ RESERVE POWER AND EFFECT OF ALTERING ARTICLES

4.1	The members may, by special resolution, direct the directors to take, or refrain from taking, specified action.

4.2	No such special resolution invalidates anything which the directors have done before the passing of the resolution.

4.3	No alteration of the articles invalidates anything which the directors have done prior to the alteration.

5.	DIRECTORS MAY DELEGATE

5.1	Subject to the articles, the directors may delegate any of the powers which are conferred on them under the articles:

5.1.1	to such person or committee consisting of one or more directors;

5.1.2	by such means (including by power of attorney or otherwise);

5.1.3	to such an extent;

5.1.4	in relation to such matters or territories; and

5.1.5	on such terms and conditions,

as they think fit.

5.2	If the directors so specify, any such delegation may authorise further delegation of the directors’ powers by any person to whom they are delegated.

5.3	Where a provision in the articles refers to the exercise of a power, authority or discretion by the directors and that power, authority or discretion has been delegated by the directors to a committee or a member of a committee, the provision shall be construed as permitting the exercise of the power, authority or discretion by the committee or a member of a committee.

5.4	The directors may revoke any delegation in whole or part, or alter its terms and conditions.

6.	COMMITTEES

6.1	Committees to which the directors delegate any of their powers must follow procedures which are based as far as they are applicable on those provisions of the articles which govern the taking of decisions by directors.

6.2	The directors may make rules of procedure for all or any committees, which prevail over rules derived from the articles if they are not consistent with them.

DECISION-MAKING BY DIRECTORS

7.	DIRECTORS TO TAKE DECISIONS COLLECTIVELY

7.1	Subject to article 7.2, decisions of the directors must be taken:

7.1.1	at a directors’ meeting; or

7.1.2	in the form of a directors’ written resolution in accordance with article 15.

7.2	If:

7.2.1	the Company only has one director for the time being; and

7.2.2	the provisions of article 19 do not require it to have more than one director,

the director may (for so long as he remains the sole director) exercise all the powers conferred on the directors by the articles by any means permitted under the Act. For the purpose of article 10, the quorum for the transaction of business by a sole director is one, and all other provisions of the articles apply with any necessary modification (unless a provision expressly provides otherwise).

8.	CALLING A DIRECTORS’ MEETING

8.1	Any director may call a directors’ meeting by giving notice of the meeting to the directors or by authorising the company secretary (if any) to give such notice.

8.2	Notice of any directors’ meeting must indicate:

8.2.1	its proposed date and time;

8.2.2	where it is to take place; and

8.2.3	if it is anticipated that directors participating in the meeting will not be in the same place, how it is proposed that they should communicate with each other during the meeting.

8.3	Notice of a directors’ meeting must be given to each director and may (but need not) be in writing.

8.4	Notice of a directors’ meeting need not be given to a director who waives his entitlement to receive notice of that meeting by giving notice to that effect to the Company at any time prior to or after the date on which the meeting is held. Where such notice is given after the meeting has been held, that does not affect the validity of the meeting, or of any business conducted at it.

9.	PARTICIPATION IN DIRECTORS’ MEETINGS

9.1	Subject to the articles, directors “participate” in a directors’ meeting, or part of a directors’ meeting, when:

9.1.1	the meeting has been called and takes place in accordance with the articles; and

9.1.2	each director can communicate to the others any information or opinions he has on any particular item of the business of the meeting.

9.2	In determining whether directors are participating in a directors’ meeting, it is irrelevant where any director is or how the directors communicate with each other.

9.3	If all the directors participating in a meeting are not in the same place, they may decide that the meeting is to be treated as taking place where the largest group of those participating is assembled, or if there is no such group, where the chairman of the meeting then is.

10.	QUORUM FOR DIRECTORS’ MEETINGS

10.1	Subject to article 10.3, at a directors’ meeting, unless a quorum is participating, no proposal is to be voted on, except a proposal to call another meeting.

10.2	Subject always to article 7.2, the quorum for the transaction of business at a directors’ meeting may be fixed from time to time by a decision of the directors and unless otherwise fixed it is two.

10.3	Subject always to article 7.2, if the total number of directors for the time being in office is less than the quorum required for directors’ meetings, the directors must not take any decision other than a decision:

10.3.1	to appoint further directors; or

10.3.2	to call a general meeting so as to enable the members to appoint further directors.

11.	CHAIRING DIRECTORS’ MEETINGS

11.1	The directors may appoint a director to chair their meetings.

11.2	The person so appointed for the time being is known as the “chairman”.

11.3	The directors may terminate the chairman’s appointment at any time.

11.4	If the chairman is not participating in a directors’ meeting within ten minutes of the time at which it was to start, the participating directors may appoint one of themselves to chair it.

12.	VOTING BY DIRECTORS

12.1	Subject to the articles, a decision is taken at a directors’ meeting by a majority of votes of participating directors.

12.2	Subject to the articles, each director participating at a directors’ meeting has one vote.

12.3	Without prejudice to the obligation of a director to disclose his interest in accordance with article 16, a director may vote at any directors’ meeting or meeting of a committee of directors on any resolution concerning a matter in relation to which he has, directly or indirectly, an interest or duty, subject always to article 16 and the terms on which such authorisation is given. Subject to the foregoing, the relevant director shall be counted in the quorum present at a meeting when any such resolution is under consideration and if he votes his vote shall be counted.

12.4	Subject to article 12.5, if a question arises at a directors’ meeting or meeting of a committee of directors as to the right of any director to participate in the meeting (or part of the meeting) for voting or quorum purposes, the question may, before the conclusion of the meeting, be referred to the chairman whose ruling in relation to any director other than the chairman is to be final and conclusive.

12.5	If any question as to the right to participate in the meeting (or part of the meeting) should arise in respect of the chairman, the question is to be decided by a decision of the directors at that meeting, for which purpose the chairman is not to be counted as participating in the meeting (or part of the meeting) for voting or quorum purposes.

13.	CHAIRMAN’S CASTING VOTE AT DIRECTORS’ MEETINGS

13.1	If the numbers of votes at a directors’ meeting for and against a proposal are equal (ignoring any votes which are to be discounted in accordance with the articles, section 175(6) of the Act or pursuant to the terms of any authorisation given under section 175 of the Act), the chairman or other director chairing the meeting has a casting vote.

13.2	Article 13.1 shall not apply in respect of a particular meeting (or part of a meeting) if, in accordance with the articles, the chairman or other director is not to be counted as participating in the decision-making process for quorum or voting purposes.

14.	PROPOSING A DIRECTORS’ WRITTEN RESOLUTION

14.1	Any director may propose a directors’ written resolution.

14.2	The company secretary (if any) must propose a directors’ written resolution if a director so requests.

14.3	A directors’ written resolution is proposed by giving notice of the resolution to the directors.

14.4	Notice of a proposed directors’ written resolution must include:

14.4.1	the proposed resolution;

14.4.2	the time by which it is proposed that the directors should adopt it; and

14.4.3	the manner in which directors can indicate their agreement in writing to it, for the purposes of article 15.

14.5	Notice of a proposed directors’ written resolution must be given in writing to each director.

15.	ADOPTION OF DIRECTORS’ WRITTEN RESOLUTIONS

15.1	A proposed directors’ written resolution is adopted when all the directors who would have been entitled to vote on the resolution at a directors’ meeting have signed one or more copies of it or have otherwise indicated their agreement in writing to it, provided that those directors would have formed a quorum at such a meeting. A director indicates his agreement in writing to a proposed directors’ written resolution when the Company receives from him an authenticated document identifying the resolution to which it relates and indicating the director’s agreement to the resolution, in accordance with section 1146 of the Act. Once a director has so indicated his agreement, it may not be revoked.

15.2	A written resolution signed by an alternate director (or to which an alternate director otherwise indicates his agreement in writing) need not also be signed by his appointor and, if it is signed by his appointor (or his appointor otherwise indicates his agreement to it in writing), it need not be signed by the alternate director in that capacity.

15.3	A director may sign or otherwise indicate his agreement to the written resolution before or after the time by which the notice proposed that it should be adopted.

15.4	Once a directors’ written resolution has been adopted, it must be treated as if it had been a decision taken at a directors’ meeting in accordance with the articles.

DIRECTORS’ INTERESTS

16.	DIRECTORS’ INTERESTS

16.1	Group companies

A director shall be authorised for the purposes of section 175 of the Act to act or continue to act as a director of the Company notwithstanding that at the time of his appointment or subsequently he also:

16.1.1	holds office as a director of any other group company;

16.1.2	holds any other office or employment with any other group company;

16.1.3	participates in any scheme, transaction or arrangement for the benefit of the employees or former employees of the Company or any other group company (including any pension fund or retirement, death or disability scheme or other bonus or employee benefit scheme); or

16.1.4	is interested directly or indirectly in any shares or debentures (or any rights to acquire shares or debentures) in the Company or any other group company.

16.2	Directors’ interests other than in relation to transactions or arrangements with the Company - authorisation under section 175 of the Act

16.2.1	The directors may authorise any matter proposed to them which would, if not so authorised, involve a breach of duty by a director under section 175 of the Act.

16.2.2	Any authorisation under article 16.2.1 will be effective only if:

(a)	any requirement as to the quorum at the meeting at which the matter is considered is met without counting the director in question or any other director interested in the matter under consideration; and

(b)	the matter was agreed to without such directors voting or would have been agreed to if such directors’ votes had not been counted.

16.2.3	The directors may give any authorisation under article 16.2.1 upon such terms as they think fit. The directors may vary or terminate any such authorisation at any time.

16.2.4	For the purposes of this article 16, a conflict of interest includes a conflict of interest and duty and a conflict of duties, and interest includes both direct and indirect interests.

16.3	Confidential information and attendance at directors’ meetings

16.3.1	A director shall be under no duty to the Company with respect to any information which he obtains or has obtained otherwise than as a director of the Company and in respect of which he owes a duty of confidentiality to another person. In particular the director shall not be in breach of the general duties he owes to the Company by virtue of sections 171 to 177 of the Act if he:

(a)	fails to disclose any such information to the directors or to any director or other officer or employee of, or consultant to, the Company; or

(b)	does not use or apply any such information in performing his duties as a director of the Company.

However, to the extent that his relationship with that other person gives rise to a conflict of interest or possible conflict of interest, this article 16.3.1 applies only if the existence of that relationship has been authorised pursuant to article 16.1, authorised by the directors pursuant to article 16.2 or authorised by the members (subject, in any such case, to any terms upon which such authorisation was given).

16.3.2	Where the existence of a director’s relationship with another person has been authorised pursuant to article 16.1, authorised by the directors pursuant to article 16.2 or authorised by the members and his relationship with that person gives rise to a conflict of interest or possible conflict of interest, the director shall not be in breach of the general duties he owes to the Company by virtue of sections 171 to 177 of the Act if at his discretion or at the request or direction of the directors or any committee of directors he:

(a)	absents himself from a directors’ meeting or a meeting of a committee of directors at which any matter relating to the conflict of interest or possible conflict of interest will or may be discussed or from the discussion of any such matter at a directors’ meeting or otherwise; or

(b)	makes arrangements not to receive documents and information relating to any matter which gives rise to the conflict of interest or possible conflict of interest sent or supplied by or on behalf of the Company or for such documents and information to be received and read by a professional adviser on his behalf, for so long as he reasonably believes such conflict of interest (or possible conflict of interest) subsists.

16.3.3	The provisions of articles 16.3.1 and 16.3.2 are without prejudice to any equitable principle or rule of law which may excuse the director from:

(a)	disclosing information, in circumstances where disclosure would otherwise be required under the articles; or

(b)	attending meetings or discussions or receiving documents and information as referred to in article 16.3.2, in circumstances where such attendance or receiving such documents and information would otherwise be required under the articles.

16.4	Declaration of interests in proposed or existing transactions or arrangements with the Company

16.4.1	A director who is in any way, directly or indirectly, interested in a proposed transaction or arrangement with the Company shall declare the nature and extent of his interest to the other directors before the Company enters into the transaction or arrangement.

16.4.2	A director who is in any way, directly or indirectly, interested in a transaction or arrangement that has been entered into by the Company shall declare the nature and extent of his interest to the other directors as soon as is reasonably practicable, unless the interest has already been declared under article 16.4.1.

16.4.3	Any declaration required by article 16.4.1 may (but need not) be made:

(a)	at a directors’ meeting;

(b)	by notice in writing in accordance with section 184 of the Act; or

(c)	by general notice in accordance with section 185 of the Act.

16.4.4	Any declaration required by article 16.4.2 must be made:

(a)	at a directors’ meeting;

(b)	by notice in writing in accordance with section 184 of the Act; or

(c)	by general notice in accordance with section 185 of the Act.

16.4.5	If a declaration made under article 16.4.1 or 16.4.2 proves to be, or becomes, inaccurate or incomplete, a further declaration must be made under article 16.4.1 or 16.4.2 as appropriate.

16.4.6	A director need not declare an interest under this article 16:

(a)	if it cannot reasonably be regarded as likely to give rise to a conflict of interest;

(b)	if, or to the extent that, the other directors are already aware of it (and for this purpose the other directors are treated as aware of anything of which they ought reasonably to be aware);

(c)	if, or to the extent that, it concerns terms of his service contract that have been or are to be considered by a directors’ meeting or by a committee of the directors appointed for the purpose under the articles; or

(d)	if the director is not aware of his interest or is not aware of the transaction or arrangement in question (and for this purpose a director is treated as being aware of matters of which he ought reasonably to be aware).

16.5	Ability to enter into transactions and arrangements with the Company notwithstanding interest

16.5.1	Subject to the provisions of the Act and provided that he has declared the nature and extent of any direct or indirect interest of his in accordance with this article 16 or where article 16.4.6 applies and no declaration of interest is required or where article 16.1 applies, a director notwithstanding his office:

(a)	may be a party to, or otherwise be interested in, any transaction or arrangement with the Company or in which the Company is directly or indirectly interested;

(b)	may act by himself or through his firm in a professional capacity for the Company (otherwise than as auditor), and in any such case on such terms as to remuneration and otherwise as the directors may decide; or

(c)	may be a director or other officer of, or employed or engaged by, or a party to any transaction or arrangement with, or otherwise be interested in, any body corporate in which the Company is directly or indirectly interested.

16.6	Remuneration and benefits

A director shall not, by reason of his office, be accountable to the Company for any remuneration or other benefit which he derives from any office or employment or engagement or from any transaction or arrangement or from any interest in any body corporate:

16.6.1	the acceptance, entry into or existence of which has been authorised pursuant to article 16.1, authorised by the directors pursuant to article 16.2 or authorised by the members pursuant to article 16.5.1 (subject, in any such case, to any terms upon which such authorisation was given); or

16.6.2	which he is permitted to hold or enter into pursuant to article 16.5.1 or otherwise pursuant to the articles,

nor shall the receipt of any such remuneration or other benefit constitute a breach of his duty under section 176 of the Act. No transaction or arrangement authorised or permitted pursuant to article 16.1, 16.2, or 16.5.1 or otherwise pursuant to the articles shall be liable to be avoided on the ground of any such interest or benefit.

17.	INTERESTS OF ALTERNATE DIRECTORS

For the purposes of articles 12 and 16, in relation to an alternate director, the interest of his appointor is treated as the interest of the alternate director in addition to any interest which the alternate director otherwise has. Articles 12 and 16 apply to an alternate director as if he were a director of the Company.

18.	DIRECTORS’ DISCRETION TO MAKE FURTHER RULES

Subject to the articles, the directors may make any rule which they think fit about how they take decisions, and about how such rules are to be recorded or communicated to directors.

APPOINTMENT OF DIRECTORS

19.	NUMBER OF DIRECTORS

Unless otherwise determined by ordinary resolution, the number of directors (other than alternate directors) is not subject to a maximum and the minimum number is one.

20.	METHODS OF APPOINTING DIRECTORS

20.1	Any person who is willing to act as a director, and is permitted by law to do so, may be appointed to be a director:

20.1.1	by ordinary resolution;

20.1.2	by a decision of the directors; or

20.1.3	by a notice of appointment given in accordance with article 20.2.

20.2	The holder or holders of more than 50 per cent. of the shares for the time being in issue may appoint a person to be a director and/or remove a director from office, but only if the appointment does not cause the number of directors to exceed a number fixed by or in accordance with the article 71 as the maximum number of directors. The appointment or removal is effected by notice in writing to the Company signed by or on behalf of the holder or holders. The notice may consist of several documents in similar form each signed by or on behalf of one or more holders. The appointment or removal takes effect immediately upon receipt of the notice by the Company in accordance with article 71 or on such later date (if any) specified in the notice.

21.	TERMINATION OF DIRECTOR’S APPOINTMENT

21.1	A person ceases to be a director as soon as:

21.1.1	he ceases to be a director by virtue of any provision of the Act or is prohibited from being a director by law;

21.1.2	a bankruptcy order is made against him;

21.1.3	a composition is made with his creditors generally in satisfaction of his debts;

21.1.4	a registered medical practitioner gives a written opinion to the Company stating that he has become physically or mentally incapable of acting as a director and may remain so for more than 3 months;

21.1.5	by reason of his mental health, a court makes an order which wholly or partly prevents him from personally exercising any powers or rights which he would otherwise have, and the directors resolve that the cessation is appropriate in the particular circumstances;

21.1.6	he has, for more than 6 consecutive months, been absent without permission of the directors from meetings of directors held during that period and his alternate director (if any) shall not during such period have attended any such meetings instead of him, and the directors resolve that that he should cease to be a director;

21.1.7	he is removed from office by notice addressed to him at his last known address and signed by all the other directors of the Company;

21.1.8	he is removed from office by notice given under article 20.2; or

21.1.9	notification is received by the Company from the director that he is resigning from office as a director, and such resignation has taken effect in accordance with its terms.

22.	DIRECTORS’ REMUNERATION

22.1	Directors may undertake any services for the Company that the directors decide.

22.2	Directors are entitled to such remuneration as the directors determine:

22.2.1	for their services to the Company as directors; and

22.2.2	for any other service which they undertake for the Company.

22.3	Subject to the Act, the directors may appoint one or more of their number to the office of managing director or to any other executive office of the Company and may enter into an agreement or arrangement with any director for his employment by the Company or for the provision by him of any services outside the scope of the ordinary duties of a director. Any such appointment, agreement or arrangement may be made upon such terms as the directors determine and they may remunerate any such directors for his services as they think fit. Any appointment of a director to an executive office shall determine if he ceases to be a director but without prejudice to any claim for damages he may have for breach of the contract of service between the director and the Company.

22.4	Subject to the articles, a director’s remuneration may:

22.4.1	take any form; and

22.4.2	include any arrangements in connection with the payment of a pension, allowance or gratuity, or any death, sickness or disability benefits, to or in respect of that director.

22.5	Unless the directors decide otherwise, directors’ remuneration accrues from day to day.

22.6	The directors may provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any director who has held but no longer holds any executive office or employment with the Company or with any body corporate which is or has been a group company or a predecessor in business of the Company or of any such group company, and for any member of his family (including a spouse and a former spouse) or any person who is or was dependent on him, and may (before as well as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

23.	EXPENSES OF DIRECTORS, ALTERNATE DIRECTORS AND THE COMPANY SECRETARY

23.1	The Company may pay any reasonable expenses which the directors (including alternate directors) and the company secretary (if any) properly incur in connection with their attendance at:

23.1.1	meetings of directors or committees of directors;

23.1.2	general meetings; or

23.1.3	separate meetings of the holders of any class of shares or of debentures of the Company,

or otherwise in connection with the exercise of their powers and the discharge of their responsibilities in relation to the Company.

23.2	Subject to the Act, the directors shall have the power to make arrangements to provide a director with funds to meet expenditure incurred or to be incurred by him for the purposes of the Company or for the purpose of enabling him properly to perform his duties as an officer of the Company or to enable him to avoid incurring any such expenditure.

24.	APPOINTMENT AND REMOVAL OF ALTERNATE DIRECTORS

24.1	Any director (other than an alternate director) (the “appointor”) may appoint any person willing to act, whether or not he is a director of the Company and without the approval of the directors, to:

24.1.1	exercise that director’s powers; and

24.1.2	carry out that director’s responsibilities,

in relation to the taking of decisions by the directors in the absence of his appointor (such person to be known as an “alternate director”).

24.2	Any appointment or removal of an alternate director must be effected by notice in writing to the Company signed by the appointor, which shall take effect immediately upon receipt of the notice by the Company in accordance with article 71, or in any other manner approved by the directors.

24.3	The notice must:

24.3.1	identify the proposed alternate director; and

24.3.2	in the case of a notice of appointment, contain a statement signed by the proposed alternate director that he is willing to act as the alternate of the director giving the notice.

24.4	Any person appointed as an alternate director under this article 24 may act as an alternate director for more than one director.

25.	RIGHTS AND RESPONSIBILITIES OF ALTERNATE DIRECTORS

25.1	An alternate director has the same rights as his appointor, in relation to any directors’ meeting or directors’ written resolution.

25.2	Except as the articles specify otherwise, an alternate director is:

25.2.1	deemed for all purposes to be a director of the Company;

25.2.2	liable for his own acts and omissions;

25.2.3	subject to the same restrictions as his appointor; and

25.2.4	not deemed to be an agent of or for his appointor.

25.3	Subject to the articles, a person who is an alternate director but is not also a director of the Company:

25.3.1	may be counted as participating for the purposes of determining whether a quorum is participating (but only if his appointor is not participating); and

25.3.2	may sign or otherwise indicate his agreement to a written resolution (but only if his appointor has not signed or otherwise indicated his agreement to it in circumstances where he would have been entitled to do so), but may not be counted as more than one director for such purposes.

25.4	Subject to the articles, a director of the Company who is also an alternate director has an additional vote on behalf of each appointor who:

25.4.1	is not participating in a directors’ meeting; and

25.4.2	would have been entitled to vote if he was participating in it.

25.5	An alternate director is not entitled to receive any remuneration from the Company for serving as an alternate director except such part of his appointor’s remuneration as his appointor may direct by notice in writing made to the Company.

26.	TERMINATION OF ALTERNATE DIRECTORSHIP

26.1	An alternate director’s appointment as such terminates:

26.1.1	when his appointor revokes the appointment by notice to the Company in writing specifying when it is to terminate;

26.1.2	on the occurrence of any event in relation to him which, were he a director of the Company, would result in the termination of his appointment as a director of the Company;

26.1.3	on the death of his appointor; or

26.1.4	when the appointor’s appointment as a director of the Company terminates.

SHARES

27.	ALL SHARES TO BE FULLY PAID

27.1	No share is to be issued for less than the aggregate of its nominal value and any premium to be paid to the Company in consideration for its issue.

27.2	This does not apply to shares taken on the formation of the Company by the subscribers to the Company’s memorandum.

28.	POWER TO ISSUE DIFFERENT CLASSES OF SHARE

28.1	Subject to the Act and the articles, but without prejudice to the rights attached to any existing share, the Company may issue a further class or classes of shares with such rights or restrictions as may be determined by ordinary resolution.

28.2	Subject to the Act, the Company may issue shares which are to be redeemed, or are liable to be redeemed at the option of the Company or the holder, and the directors may determine the terms, conditions and manner of redemption of any such shares.

28.3	If rights and restrictions attaching to shares are determined by ordinary resolution or by the directors pursuant to this article 28, those rights and restrictions shall apply in place of any rights or restrictions that would otherwise apply by virtue of the Act in the absence of any provisions in the articles, as if those rights and restrictions were set out in the articles.

29.	EXCLUSION OF PRE-EMPTION RIGHTS

Pursuant to section 567 of the Act, the pre-emption provisions of sections 561 and 562 of the Act do not apply to an allotment of the Company’s equity securities.

30.	PAYMENT OF COMMISSIONS ON SUBSCRIPTION FOR SHARES

30.1	The Company may pay any person a commission in consideration for that person:

30.1.1	subscribing, or agreeing to subscribe, for shares; or

30.1.2	procuring, or agreeing to procure, subscriptions for shares.

30.2	Subject to the Act, any such commission may be paid:

30.2.1	in cash, or in fully paid shares or other securities, or partly in one way and partly in the other; and

30.2.2	in respect of a conditional or an absolute subscription.

31.	COMPANY NOT BOUND BY LESS THAN ABSOLUTE INTERESTS

Except as required by law, no person is to be recognised by the Company as holding any share upon any trust, and except as otherwise required by law or the articles, the Company is not in any way to be bound by or recognise any interest in a share other than the holder’s absolute ownership of it and all the rights attaching to it.

32.	SHARE CERTIFICATES

32.1	Except where otherwise specified in the articles, the Company must issue free of charge to each member, one or more certificates in respect of the shares which that member holds.

32.2	Every certificate must specify:

32.2.1	in respect of how many shares, of what class, it is issued;

32.2.2	the nominal value of those shares;

32.2.3	that those shares are fully paid; and

32.2.4	any distinguishing numbers assigned to them.

32.3	No certificate may be issued in respect of shares of more than one class.

32.4	If more than one person holds a share, only one certificate may be issued in respect of it and delivery of a certificate to the senior holder shall constitute delivery to all of them.

32.5	Every certificate must:

32.5.1	be issued under the Company’s seal, which may be affixed or printed on it; or

32.5.2	be otherwise executed in accordance with the Act; or

32.5.3	be issued in such other manner as the directors may approve.

33.	CONSOLIDATED AND SEPARATE SHARE CERTIFICATES

33.1	When a member’s holding of shares of a particular class increases, the Company may issue that member with:

33.1.1	a single, consolidated certificate in respect of all the shares of a particular class which that member holds; or

33.1.2	a separate certificate in respect of only those shares by which that member’s holding has increased.

33.2	When a member’s holding of shares of a particular class is reduced, the Company must ensure that the member is issued with one or more certificates in respect of the number of shares held by the member after the reduction. However, the Company need not (in the absence of a request from the member) issue any new certificate if:

33.2.1	all the shares which the member no longer holds as a result of the reduction; and

33.2.2	none of the shares which the member retains following the reduction, were, immediately before the reduction, represented by the same certificate.

33.3	A member may request the Company, in writing, to replace:

33.3.1	the member’s separate certificates with a consolidated certificate; or

33.3.2	the member’s consolidated certificate with two or more separate certificates representing such proportion of the shares as the member may specify.

33.4	When the Company complies with such a request it may charge such reasonable fee as the directors may decide for doing so.

33.5	A consolidated certificate or separate certificates must not be issued unless any certificates which they are to replace have first been returned to the Company for cancellation or the holder has complied with such reasonable conditions as to evidence and indemnity as the directors decide.

34.	REPLACEMENT SHARE CERTIFICATES

34.1	If a certificate issued in respect of a member’s shares is:

34.1.1	damaged or defaced; or

34.1.2	said to be lost, stolen or destroyed,

that member is, subject to having first complied with the obligations in articles 34.2.2 and 34.2.3, entitled to be issued with a replacement certificate in respect of the same shares.

34.2	A member exercising the right to be issued with such a replacement certificate:

34.2.1	may at the same time exercise the right to be issued with a single certificate or separate certificates;

34.2.2	must return the certificate which is to be replaced to the Company if it is damaged or defaced; and

34.2.3	must comply with such conditions as to evidence, indemnity and the payment of a reasonable fee as the directors decide.

35.	SHARE TRANSFERS

35.1	Shares may be transferred by means of an instrument of transfer in any usual form or any other form approved by the directors, which is executed by or on behalf of the transferor.

35.2	The instrument of transfer must be lodged at the Company’s registered office or such other place as the directors have appointed, and must be accompanied by:

35.2.1	the certificate for the shares to which it relates; or

35.2.2	such other evidence or indemnity as the directors reasonably require.

35.3	No fee may be charged for registering any instrument of transfer or other document relating to or affecting the title to any share.

35.4	The Company may retain any instrument of transfer which is registered.

35.5	The transferor remains the holder of a share until the transferee’s name is entered in the register of members as holder of it.

35.6	The directors may refuse to register the transfer of a share to any person and if they do so, the instrument of transfer must be returned to the transferee with notice of the refusal, setting out their reasons for the refusal, as soon as practicable and in any event within two months after the date on which the transfer was lodged with the Company, unless they suspect that the proposed transfer may be fraudulent.

36.	TRANSMISSION OF SHARES

36.1	If title to a share passes to a transmittee, the Company may only recognise the transmittee as having any title to that share.

36.2	Subject to article 36.3, a transmittee who produces such evidence of entitlement to shares as the directors may properly require:

36.2.1	may, subject to the articles, choose either to become the holder of those shares or to have them transferred to another person; and

36.2.2	subject to the articles, and pending any transfer of the shares to another person, has the same rights as the holder from whom the transmittee derived such entitlement had.

36.3	Transmittees do not have the right to attend or vote at a general meeting, or agree to a proposed written resolution, in respect of shares to which they are entitled, by reason of the event which gave rise to the transmission, unless they become the holders of those shares.

37.	EXERCISE OF TRANSMITTEES’ RIGHTS

37.1	Transmittees who wish to become the holders of shares to which they have become entitled must notify the Company in writing of that wish.

37.2	If the transmittee wishes to have a share transferred to another person, the transmittee must execute an instrument of transfer in respect of it.

37.3	Any transfer made or executed under this article 37 is to be treated as if it were made or executed by the person from whom the transmittee has derived rights in respect of the share, and as if the event which gave rise to the transmission had not occurred.

38.	TRANSMITTEES BOUND BY PRIOR NOTICES

If a notice is given to a member in respect of shares and a transmittee (or any person nominated by the transmittee under article 36.2) is entitled to those shares, the transmittee (and any person nominated by the transmittee under article 36.2) is bound by the notice if it was given to the member before the transmittee’s name, or the name of any person nominated under article 36.2, has been entered in the register of members.

39.	PROCEDURE FOR DISPOSING OF FRACTIONS OF SHARES

39.1	This article 39 applies where:

39.1.1	there has been a consolidation or division of shares; and

39.1.2	as a result, members are entitled to fractions of shares.

39.2	The directors may:

39.2.1	sell the shares representing the fractions to any person including (subject to the Act) the Company for the best price reasonably obtainable;

39.2.2	authorise any person to execute an instrument of transfer of the shares to the purchaser or a person nominated by the purchaser; and

39.2.3	distribute the net proceeds of sale in due proportion among the holders of the shares.

39.3	The person to whom the shares are transferred is not obliged to ensure that any purchase money is received by the person entitled to the relevant fractions.

39.4	The transferee’s title to the shares is not affected by any irregularity in or invalidity of the process leading to their sale.

DIVIDENDS AND OTHER DISTRIBUTIONS

40.	PURCHASE OF OWN SHARES

40.1	The Company may purchase its own shares, in accordance with section 629(1)(b) of the Act, with cash up to an amount in a financial year not exceeding the lower of:

40.1.1	£15,000; or

40.1.2	the value of 5 per cent. of its share capital.

41.	PROCEDURE FOR DECLARING DIVIDENDS

41.1	Subject to the Act, the Company may by ordinary resolution declare dividends, and the directors may decide to pay interim dividends.

41.2	A dividend must not be declared unless the directors have made a recommendation as to its amount. Such a dividend must not exceed the amount recommended by the directors.

41.3	No dividend may be declared or paid unless it is in accordance with members’ respective rights.

41.4	Unless the members’ resolution to declare or the directors’ decision to pay a dividend, or the terms on which shares are issued, specify otherwise, it must be paid by reference to each member’s holding of shares in the class in respect of which the dividend is paid on the date of the resolution or decision to declare or pay it.

41.5	If the Company’s share capital is divided into different classes, no interim dividend may be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear.

41.6	Subject to the Act, the directors may pay at intervals any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment.

42.	CALCULATION OF DIVIDENDS

42.1	Except as otherwise provided by the articles or the rights attached to shares, all dividends must be:

42.1.1	declared and paid according to the amounts paid up on the shares on which the dividend is paid; and

42.1.2	apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid.

42.2	If any share is issued on terms providing that it ranks for dividend as from a particular date, that share ranks for dividend accordingly.

42.3	For the purposes of calculating dividends, no account is to be taken of any amount which has been paid up on a share in advance of the due date for payment of that amount.

43.	PAYMENT OF DIVIDENDS AND OTHER DISTRIBUTIONS

43.1	Where a dividend or other sum which is a distribution is payable in respect of a share, it must be paid by one or more of the following means:

43.1.1	transfer to a bank or building society account specified by the distribution recipient in writing;

43.1.2	sending a cheque made payable to the distribution recipient by post to the distribution recipient at the distribution recipient’s registered address (if the distribution recipient is a holder of the share), or (in any other case) to an address specified by the distribution recipient in writing;

43.1.3	sending a cheque made payable to such person by post to such person at such address as the distribution recipient has specified in writing; or

43.1.4	any other means of payment as the directors agree with the distribution recipient in writing.

43.2	In the articles, the “distribution recipient” means, in respect of a share in respect of which a dividend or other sum is payable:

43.2.1	the holder of the share;

43.2.2	if the share has two or more joint holders, whichever of them is named first in the register of members (the “senior holder”); or

43.2.3	if the holder is no longer entitled to the share by reason of death or bankruptcy, or otherwise by operation of law, the transmittee.

44.	NO INTEREST ON DISTRIBUTIONS

44.1	The Company may not pay interest on any dividend or other sum payable in respect of a share unless otherwise provided by:

44.1.1	the terms on which the share was issued; or

44.1.2	the provisions of another agreement between the holder of that share and the Company.

45.	UNCLAIMED DISTRIBUTIONS

45.1	All dividends or other sums which are:

45.1.1	payable in respect of shares; and

45.1.2	unclaimed after having been declared or become payable,

may be invested or otherwise made use of by the directors for the benefit of the Company until claimed.

45.2	The payment of any such dividend or other sum into a separate account does not make the Company a trustee in respect of it.

45.3	If:

45.3.1	twelve years have passed from the date on which a dividend or other sum became due for payment; and

45.3.2	the distribution recipient has not claimed it,

the distribution recipient is no longer entitled to that dividend or other sum and it ceases to remain owing by the Company.

46.	NON-CASH DISTRIBUTIONS

46.1	Subject to the terms of issue of the share in question, the Company may, by ordinary resolution on the recommendation of the directors, decide to pay all or part of a dividend or other distribution payable in respect of a share by transferring non-cash assets of equivalent value (including shares or other securities in any company).

46.2	For the purposes of paying a non-cash distribution, the directors may make whatever arrangements they think fit, including, where any difficulty arises regarding the distribution:

46.2.1	fixing the value of any assets;

46.2.2	paying cash to any distribution recipient on the basis of that value in order to adjust the rights of recipients; and

46.2.3	vesting any assets in trustees.

47.	WAIVER OF DISTRIBUTIONS

47.1	A distribution recipient may waive his entitlement to a dividend or other distribution payable in respect of a share by giving the Company notice in writing to that effect, but if:

47.1.1	the share has more than one holder; or

47.1.2	more than one person is entitled to the share, whether by reason of the death or bankruptcy of one or more joint holders, or otherwise,

the notice is not effective unless it is expressed to be given, and signed, by all the holders or persons otherwise entitled to the share.

48.	AUTHORITY TO CAPITALISE AND APPROPRIATION OF CAPITALISED SUMS

48.1	Subject to the articles and the Act, the directors may, if they are so authorised by an ordinary resolution:

48.1.1	decide to capitalise any profits of the Company and any amounts standing to the credit of the Company’s reserves (including the share premium account, capital redemption reserve, merger reserve, revaluation reserve and capital contribution reserve) whether or not available for distribution which are not required for paying a preferential dividend; and

48.1.2	appropriate any sum which they so decide to capitalise (a “capitalised sum”) to the persons who would have been entitled to it if it were distributed by way of dividend (the “persons entitled”) and in the same proportions.

48.2	Capitalised sums must be applied:

48.2.1	on behalf of the persons entitled; and

48.2.2	in the same proportions as a dividend would have been distributed to them.

48.3	Any capitalised sum may be applied in paying up new shares of a nominal amount equal to the capitalised sum which are then allotted credited as fully paid to the persons entitled or as they may direct.

48.4	A capitalised sum which was appropriated from profits available for distribution may be applied in paying up new debentures of the Company which are then allotted credited as fully paid to the persons entitled or as they may direct.

48.5	Subject to the articles, the directors may:

48.5.1	apply capitalised sums in accordance with articles 48.3 and 48.4 partly in one way and partly in another;

48.5.2	make such arrangements as they think fit to deal with shares or debentures becoming distributable in fractions under this article 48 (including the issuing of fractional certificates or the making of cash payments);

48.5.3	authorise any person to enter into an agreement with the Company on behalf of all the persons entitled which is binding on them in respect of the allotment of shares and debentures to them under this article 48; and

48.5.4	generally do all things required to give effect to the resolution.

DECISION-MAKING BY MEMBERS

49.	CONVENING OF GENERAL MEETINGS

The directors may call general meetings and, on the requirement of members pursuant to the Act, shall call a general meeting (i) within 21 days from the date on which the directors become subject to the requirement, and (ii) to be held on a date not more than 28 days after the date of the notice convening the meeting.

50.	LENGTH OF NOTICE

A general meeting (other than an adjourned meeting) shall be called by notice of at least 14 clear days. A general meeting may be called by shorter notice if it is so agreed by a majority in number of the members having a right to attend and vote at the meeting, being a majority who together hold not less than 90 per cent. in nominal value of the shares giving that right.

51.	FORM OF NOTICE

The notice shall specify the time, date and place of the meeting and the general nature of the business to be dealt with at the meeting. If the meeting is convened to consider a special resolution, the text of the resolution and the intention to propose the resolution as a special resolution shall also be specified. The notice of meeting shall also specify, with reasonable prominence, the members’ rights to appoint one or more proxies under section 324 of the Act.

52.	ENTITLEMENT TO RECEIVE NOTICE

52.1	Subject to the articles and to any restrictions imposed on any shares, the notice shall be given to all the members, to all transmittees (and any person nominated by a transmittee under article 36.2) if the Company has been notified of their entitlement to a share, and to the directors and auditors.

52.2	Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the register of members, has duly been given to the person from whom he derives his title.

53.	OMISSION TO SEND NOTICE

The accidental omission to give notice of a general meeting or to send, supply or make available any document or information relating to a meeting to, or the non receipt of any such notice, document or information by, a person entitled to receive any such notice, document or information shall not invalidate the proceedings at that meeting.

54.	ATTENDANCE, SPEAKING AND VOTING AT GENERAL MEETINGS

54.1	A person is able to exercise the right to speak at a general meeting when that person is in a position to communicate to all those attending the meeting, during the meeting, any information or opinions which that person has on the business of the meeting.

54.2	A person is able to exercise the right to vote at a general meeting when:

54.2.1	that person is able to vote, during the meeting, on resolutions put to the vote at the meeting; and

54.2.2	that person’s vote can be taken into account in determining whether or not such resolutions are passed at the same time as the votes of all the other persons attending the meeting.

54.3	The directors may make whatever arrangements they consider appropriate to enable those attending a general meeting to exercise their rights to speak or vote at it.

54.4	In determining attendance at a general meeting, it is immaterial whether any two or more members present at the meeting are in the same place as each other.

54.5	Two or more persons who are not in the same place as each other attend a general meeting if their circumstances are such that if they have (or were to have) rights to speak and vote at that meeting, they are (or would be) able to exercise them.

55.	QUORUM FOR GENERAL MEETINGS

55.1	No business other than the appointment of the chairman of the meeting is to be transacted at a general meeting if the members present at the meeting do not constitute a quorum. If the Company has only one member entitled to attend and vote at the meeting, one qualifying person present at the meeting and entitled to vote is a quorum. Subject to the Act and article 55.2, in all other cases two qualifying persons present at the meeting and entitled to vote are a quorum.

55.2	Where the Company has more than one member entitled to attend and vote at a meeting, one qualifying person present at the meeting and entitled to vote as:

55.2.1	the duly authorised corporate representative of two or more corporations, each of which is a member entitled to attend and vote upon the business to be transacted at the meeting; or

55.2.2	a proxy duly appointed by two or more members entitled to attend and vote upon the business to be transacted at the meeting,

is a quorum.

56.	CHAIRING GENERAL MEETINGS

56.1	If the directors have appointed a chairman, the chairman shall chair general meetings if present and willing to do so.

56.2	If the directors have not appointed a chairman, or if the chairman is unwilling to chair the meeting or is not present within ten minutes of the time at which a meeting was due to start:

56.2.1	the directors present; or

56.2.2	(if no directors are present), the meeting,

may appoint a director or member present to chair the meeting, and the appointment of the chairman of the meeting must be the first business of the meeting.

56.3	The person chairing a meeting in accordance with this article 56 is referred to as the “chairman of the meeting”.

57.	ATTENDANCE AND SPEAKING BY DIRECTORS AND NON-MEMBERS

57.1	Directors may attend and speak at general meetings, whether or not they are members.

57.2	The chairman of the meeting may permit other persons who are not:

57.2.1	members of the Company; or

57.2.2	otherwise entitled to exercise the rights of members in relation to general meetings,

to attend and speak at a general meeting.

58.	ADJOURNMENT

58.1	If a quorum is not present within half an hour of the time at which the meeting was due to start, or if during a meeting a quorum ceases to be present, the chairman of the meeting must adjourn it.

58.2	The chairman of the meeting may adjourn a general meeting at which a quorum is present if:

58.2.1	the meeting consents to an adjournment; or

58.2.2	it appears to the chairman of the meeting that an adjournment is necessary to protect the safety of any person attending the meeting or ensure that the business of the meeting is conducted in an orderly manner.

58.3	The chairman of the meeting must adjourn a general meeting if directed to do so by the meeting.

58.4	When adjourning a general meeting, the chairman of the meeting must:

58.4.1	either specify the time and place to which it is adjourned or state that it is to continue at a time and place to be fixed by the directors; and

58.4.2	have regard to any directions as to the time and place of any adjournment which have been given by the meeting.

58.5	If the continuation of an adjourned meeting is to take place more than 14 days after it was adjourned, the Company must give at least 7 clear days’ notice of it:

58.5.1	to the same persons to whom notice of the Company’s general meetings is required to be given; and

58.5.2	containing the same information which such notice is required to contain.

58.6	No business may be transacted at an adjourned general meeting which could not properly have been transacted at the meeting if the adjournment had not taken place.

59.	VOTING

59.1	A resolution put to the vote of a general meeting must be decided on a show of hands unless a poll is duly demanded in accordance with the articles.

59.2	Subject to any rights or restrictions attached to any shares, whether or not such rights or restrictions are set out in the articles, on a vote on a resolution:

59.2.1	on a show of hands at a meeting:

(a)	every member present (but not being present by proxy) and entitled to vote on the resolution has one vote; and

(b)	every proxy present who has been duly appointed by a member entitled to vote on the resolution has one vote, except where:

(i)	that proxy has been duly appointed by more than one member entitled to vote on the resolution; and

(ii)	the proxy has been instructed:

(A)	by one or more of those members to vote for the resolution and by one or more of those members to vote against the resolution; or

(B)	by one or more of those members to vote in the same way on the resolution (whether for or against) and one or more of those members has given the proxy discretion as to how to vote,

in which case, the proxy has one vote for and one vote against the resolution; and

59.2.2	on a poll taken at a meeting, every member present and entitled to vote on the resolution has one vote in respect of each share held by the relevant member or members.

59.3	In the case of joint holders of a share, only the vote of the senior holder who votes (and any proxy or corporate representative duly authorised by the relevant member) may be counted by the Company.

59.4	In the case of an equality of votes on a show of hands or a poll, the chairman of the meeting shall not be entitled to a casting vote.

59.5	The Company is not obliged to verify that a proxy or corporate representative of a member has acted in accordance with the terms of his appointment and any failure to so act shall not affect the validity of any proceedings at a meeting of the Company.

60.	ERRORS AND DISPUTES

60.1	No objection may be raised to the qualification of any person voting at a general meeting except at the meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at the meeting is valid.

60.2	Any such objection must be referred to the chairman of the meeting, whose decision is final.

61.	CHAIRMAN’S DECLARATION

Unless a poll is duly demanded, a declaration by the chairman of the meeting that a resolution has or has not been passed or has or has not been passed by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution. An entry in respect of such a declaration in minutes of the meeting recorded in accordance with section 355 of the Act is also conclusive evidence of that fact without such proof.

62.	DEMANDING A POLL

62.1	A poll on a resolution may be demanded:

62.1.1	in advance of the general meeting where it is to be put to the vote; or

62.1.2	at a general meeting, either before a show of hands on that resolution or immediately after the result of a show of hands on that resolution is declared.

62.2	Subject to the Act, a poll may be demanded at any general meeting by:

62.2.1	the chairman of the meeting;

62.2.2	the directors; or

62.2.3	any member present and entitled to vote on the resolution.

62.3	A demand for a poll may be withdrawn if:

62.3.1	the poll has not yet been taken; and

62.3.2	the chairman of the meeting consents to the withdrawal.

A demand so withdrawn shall not invalidate the result of a show of hands declared before the demand was made.

63.	PROCEDURE ON A POLL

63.1	Subject to the articles, polls at general meetings must be taken when, where and in such manner as the chairman of the meeting directs.

63.2	The chairman of the meeting may appoint scrutineers (who need not be members) and decide how and when the result of the poll is to be declared.

63.3	The result of a poll shall be the decision of the meeting in respect of the resolution on which the poll was demanded.

63.4	A poll on:

63.4.1	the election of the chairman of the meeting; or

63.4.2	a question of adjournment,

must be taken immediately.

63.5	A poll on any other question must be taken within 30 days of the poll being demanded.

63.6	A demand for a poll does not prevent a general meeting from continuing, except as regards the question on which the poll was demanded.

63.7	No notice need be given of a poll not taken immediately if the time and place at which it is to be taken are announced at the meeting at which it is demanded.

63.8	In any other case, at least 7 clear days’ notice must be given specifying the time, date and place at which the poll is to be taken.

64.	APPOINTMENT OF PROXY

A member may appoint another person as his proxy to exercise all or any of his rights to attend and to speak and to vote (both on a show of hands and on a poll) on a resolution or amendment of a resolution, or on other business arising, at a meeting or meetings of the Company. A member may appoint more than one proxy in relation to a meeting, provided that each proxy is appointed to exercise the rights attached to a different share or shares held by the member.

65.	CONTENT OF PROXY NOTICES

65.1	Proxies may only validly be appointed by a notice in writing (a “proxy notice”) which:

65.1.1	states the name and address of the member appointing the proxy;

65.1.2	identifies the person appointed to be that member’s proxy and the general meeting in relation to which that person is appointed;

65.1.3	is signed by or on behalf of the member appointing the proxy, or is authenticated in such manner as the directors may determine; and

65.1.4	is delivered to the Company in accordance with the articles and any instructions contained in the notice of the general meeting (or adjourned meeting) to which they relate.

65.2	The Company may require proxy notices to be delivered in a particular form, and may specify different forms for different purposes.

65.3	Proxy notices may specify how the proxy appointed under them is to vote (or that the proxy is to abstain from voting) on one or more resolutions.

65.4	Unless a proxy notice indicates otherwise, it must be treated as:

65.4.1	allowing the person appointed under it as a proxy discretion as to how to vote on any ancillary or procedural resolutions put to the meeting; and

65.4.2	appointing that person as a proxy in relation to any adjournment of the general meeting to which it relates as well as the meeting itself.

66.	DELIVERY OF PROXY NOTICES

66.1	Any notice of a general meeting must specify the address or addresses (“proxy notification address”) at which the Company or its agents will receive proxy notices relating to that meeting, or any adjournment of it, delivered in hard copy or electronic form.

66.2	A person who is entitled to attend, speak or vote (either on a show of hands or on a poll) at a general meeting remains so entitled in respect of that meeting or any adjournment of it, even though a valid proxy notice has been delivered to the Company by or on behalf of that person.

66.3	Subject to articles 66.4 and 66.5, a proxy notice must be delivered to a proxy notification address at any time before the start of the general meeting or adjourned meeting to which it relates.

66.4	In the case of a poll taken more than 48 hours after it is demanded, the notice must be delivered to a proxy notification address at any time before the time appointed for the taking of the poll.

66.5	In the case of a poll not taken during the meeting but taken not more than 48 hours after it was demanded, the proxy notice must be delivered:

66.5.1	to a proxy notification address at any time before the time appointed for the taking of the poll to which it relates; or

66.5.2	at the meeting at which the poll was demanded, to the chairman of the meeting, the company secretary (if any) or any director.

66.6	A proxy notice which is not delivered in accordance with this article 66 shall be invalid.

66.7	The directors may require the production of any evidence which they consider necessary to determine the validity of any proxy notice.

67.	CORPORATE REPRESENTATIVES

In accordance with the Act, a corporation which is a member of the Company may, by resolution of its directors or other governing body, authorise a person or persons to act as its representative or representatives at any meeting of the Company (a “corporate representative”). A director, the company secretary (if any) or other person authorised for the purpose by the company secretary (if any) may require a corporate representative to produce a certified copy of the resolution of authorisation before permitting him to exercise his powers.

68.	TERMINATION OF AUTHORITY

The termination of the authority of a person to act as proxy or as the duly authorised corporate representative of a member does not affect whether he counts in deciding whether there is a quorum at a meeting, the validity of anything he does as chairman of a meeting, the validity of a poll demanded by him at a meeting, or the validity of a vote given by that person unless notice of the termination is given in writing by or on behalf of the member by whom or on whose behalf the corporate representative was appointed or the proxy notice was given and is received by the Company at the office or, in the case of a proxy, the proxy notification address:

68.1.1	at any time before the start of the general meeting or adjourned meeting to which it relates;

68.1.2	(in the case of a poll not taken during the meeting but taken not more than 48 hours after it was demanded) at any time before the start of the general meeting or adjourned meeting to which it relates, or at the meeting at which the poll was demanded; or

68.1.3	(in the case of a poll taken more than 48 hours after it is demanded) at any time before the time appointed for taking the poll.

69.	AMENDMENTS TO RESOLUTIONS

69.1	An ordinary resolution to be proposed at a general meeting may be amended by ordinary resolution if:

69.1.1	notice of the proposed amendment is given to the Company in writing by a person entitled to vote at the general meeting at which it is to be proposed not less than 48 hours before the meeting is to take place (or such later time as the chairman of the meeting may determine); and

69.1.2	the proposed amendment does not, in the reasonable opinion of the chairman of the meeting, materially alter the scope of the resolution.

69.2	A special resolution to be proposed at a general meeting may be amended by ordinary resolution, if:

69.2.1	the chairman of the meeting proposes the amendment at the general meeting at which the resolution is to be proposed; and

69.2.2	the amendment does not go beyond what is necessary to correct a grammatical or other non-substantive error in the resolution.

69.3	If the chairman of the meeting, acting in good faith, wrongly decides that an amendment to a resolution is out of order, the chairman of the meeting’s error does not invalidate the vote on that resolution.

70.	RESOLUTIONS IN WRITING

A resolution of the members (or of a class of members) of the Company may be passed as a written resolution in accordance with the Act. A proposed written resolution lapses if it is not passed before the end of the period of 28 days beginning with the circulation date.

ADMINISTRATIVE ARRANGEMENTS

71.	COMMUNICATIONS BY AND TO THE COMPANY

71.1	Save where the articles expressly require otherwise, any notice, document or information to be sent or supplied by, on behalf of or to the Company pursuant to the Act, the articles or otherwise may be sent or supplied in accordance with the Act. Nothing in this article 71 affects any provision of the Act or any other legislation or any other provision of the articles requiring notices, documents or information to be delivered in a particular way.

71.2	A notice, document or information sent by post from an address within the United Kingdom to another address within the United Kingdom is deemed to have been given to, and received by, the intended recipient on the next business day after posting, if pre-paid as first class post.

71.3	A notice, document or information sent by pre-paid airmail post between different countries is deemed to have been given to, and received by, the intended recipient on the third business day after posting.

71.4	A notice, document or information not sent by post but delivered by hand (which shall, for the avoidance of doubt, include delivery by courier) to the intended recipient’s registered address or address for service is deemed to have been given to, and received by, the intended recipient on the business day it is left or, if delivered on a day other than a business day, on the next business day after it was so left.

71.5	A notice, document or information sent by electronic means to an email address or a fax number specified for the purpose by the intended recipient is deemed to have been given to, and received by, the intended recipient 24 hours after it was sent.

71.6	A notice, document or information sent or supplied by or on behalf of the Company by means of a website is deemed to have been given to, and received by, the intended recipient when (i) the material was first made available on the website or (ii) if later, when the recipient received (or, in accordance with this article 71 is deemed to have received) notification of the fact that the material was available on the website.

71.7	A notice, document or information sent, served or delivered by any other means authorised in writing by the recipient is deemed to have been sent when the sender has taken the action it has been authorised to take for that purpose.

71.8	A Post Office certificate of posting for a properly addressed and stamped envelope containing the notice, document or information is conclusive evidence that the notice, document or information was so sent or supplied. A printed copy of a notice, document or information sent or supplied by electronic means indicates that it was properly addressed and sent (and showing the time of sending or transmission) is conclusive evidence that the notice, document or information was so sent or supplied.

71.9	In the case of joint holders of a share, a notice, document or information shall be validly sent or supplied to all joint holders if sent or supplied to the senior holder. Anything to be agreed or specified in relation to a notice, document or information to be sent or supplied to joint holders, may be agreed or specified by the senior holder in respect of the joint holding.

71.10	A member present at a meeting of the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

71.11	A notice may be given by or on behalf of the Company to the transmittee of a member by sending or delivering it, in any manner authorised by the articles for the giving of notice to a member, addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt or by any like description, at the address, if any, supplied for that purpose by the persons claiming to be so entitled. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

72.	COMPANY SECRETARY

Subject to the Act, the company secretary (if any) shall be appointed by the directors for such term at such remuneration and upon such conditions as they may think fit, and any company secretary so appointed may be removed by the directors.

73.	COMPANY SEAL

73.1	Any common seal may only be used by the authority of the directors.

73.2	The directors may decide by what means and in what form any common seal is to be used.

73.3	Unless otherwise decided by the directors, if the Company has a common seal and it is affixed to a document, the document must also be signed by at least one authorised person in the presence of a witness who attests the signature.

73.4	For the purposes of this article 73, an authorised person is:

73.4.1	any director of the Company;

73.4.2	the company secretary (if any); or

73.4.3	any person authorised by the directors for the purpose of signing documents to which the common seal is applied.

74.	RECORDS OF DECISIONS TO BE KEPT

74.1	The directors or the company secretary (if any) must ensure that the Company keeps a record, in writing, for at least 10 years from the date of the decision:

74.1.1	of all appointments of officers made by the directors;

74.1.2	of every decision taken by the directors, including by written resolution, and any committee of the directors; and

74.1.3	of all proceedings of general meetings of the Company and of the holders of any class of shares in the Company.

74.2	The Company shall also keep records comprising copies of all resolutions of members passed otherwise than at general meetings and of details provided to the Company of decisions taken by a sole member. All such records must be kept for at least 10 years from the date of the meeting or resolution or decision (as appropriate).

75.	NO RIGHT TO INSPECT ACCOUNTS AND OTHER RECORDS

Except as provided by law or authorised by the directors or an ordinary resolution of the Company, no person is entitled to inspect any of the Company’s accounting or other records or documents merely by virtue of being a member.

76.	PROVISION FOR EMPLOYEES ON CESSATION OF BUSINESS

The directors may decide to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiary undertakings (other than a director or former director or shadow director) in connection with the cessation or transfer to any person of the whole or part of the undertaking of the Company or that subsidiary undertaking.

77.	WINDING UP OF THE COMPANY

If the Company is wound up, the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by the Act, divide among the members in specie the whole or any part of the assets of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he with the like sanction determines, but no member shall be compelled to accept any assets upon which there is a liability.

DIRECTORS INDEMNITY AND INSURANCE

78.	INDEMNITY OF OFFICERS AND FUNDING DIRECTORS’ DEFENCE COSTS

78.1	To the extent permitted by the Act and without prejudice to any indemnity to which he may otherwise be entitled, every person who is or was a director or other officer of the Company or an associated company (other than any person (whether or not an officer of the Company or an associated company) engaged by the Company or an associated company as auditor) shall be and shall be kept indemnified out of the assets of the Company against all costs, charges, losses and liabilities incurred by him (whether in connection with any negligence, default, breach of duty or breach of trust by him or otherwise as a director or such other officer of the Company or an associated company) in relation to the Company or an associated company or their affairs provided that such indemnity shall not apply in respect of any liability incurred by him:

78.1.1	to the Company or to any associated company;

78.1.2	to pay a fine imposed in criminal proceedings;

78.1.3	to pay a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (howsoever arising);

78.1.4	in defending any criminal proceedings in which he is convicted;

78.1.5	in defending any civil proceedings brought by the Company, or an associated company, in which judgment is given against him; or

78.1.6	in connection with any application under any of the following provisions in which the court refuses to grant him relief, namely:

(a)	section 661(3) or (4) of the Act (acquisition of shares by innocent nominee); or

(b)	section 1157 of the Act (general power to grant relief in case of honest and reasonable conduct).

78.2	In article 78.1.4, 78.1.5, or 78.1.6 the reference to a conviction, judgment or refusal of relief is a reference to one that has become final. A conviction, judgment or refusal of relief becomes final:

78.2.1	if not appealed against, at the end of the period for bringing an appeal; or

78.2.2	if appealed against, at the time when the appeal (or any further appeal) is disposed of.

An appeal is disposed of if:

(a)	it is determined and the period for bringing any further appeal has ended; or

(b)	it is abandoned or otherwise ceases to have effect.

78.3	To the extent permitted by the Act and without prejudice to any indemnity to which he may otherwise be entitled, every person who is or was a director of the Company acting in its capacity as a trustee of an occupational pension scheme shall be and shall be kept indemnified out of the assets of the Company against all costs, charges, losses and liabilities incurred by him in connection with the Company’s activities as trustee of the scheme provided that such indemnity shall not apply in respect of any liability incurred by him:

78.3.1	to pay a fine imposed in criminal proceedings; or

78.3.2	to pay a sum payable to a regulatory authority by way of a penalty in respect of non compliance with any requirement of a regulatory nature (howsoever arising); or

78.3.3	in defending criminal proceedings in which he is convicted.

For the purposes of this article 78.3, a reference to a conviction is to the final decision in the proceedings` The provisions of article 78.2 shall apply in determining when a conviction becomes final.

78.4	Without prejudice to article 78.1 or to any indemnity to which a director may otherwise be entitled, and to the extent permitted by the Act and otherwise upon such terms and subject to such conditions as the directors may in their absolute discretion think fit, the directors shall have the power to make arrangements to provide a director with funds to meet expenditure incurred or to be incurred by him in defending any criminal or civil proceedings or in connection with an application under section 661(3) or (4) of the Act (acquisition of shares by innocent nominee) or section 1157 of the Act (general power to grant relief in case of honest and reasonable conduct) or in defending himself in an investigation by a regulatory authority or against action proposed to be taken by a regulatory authority or to enable a director to avoid incurring any such expenditure.

79.	POWER TO PURCHASE INSURANCE

To the extent permitted by the Act, the directors may exercise all the powers of the Company to purchase and maintain insurance for the benefit of a person who is or was:

79.1.1	a director, alternate director or a secretary (if any) of the Company or of a company which is or was a subsidiary undertaking of the Company or in which the Company has or had an interest (whether direct or indirect); or

79.1.2	trustee of a retirement benefits scheme or other trust in which a person referred to in article 79.1.1 is or has been interested,

indemnifying him and keeping him indemnified against liability for negligence, default, breach of duty or breach of trust or other liability which may lawfully be insured against by the Company.